UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2008

DEER CONSUMER PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-131168	20-5526104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Area 2, 1/F, Building M-6, Central High-Tech Industrial Park, Nanshan, Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755-8602-8285

TAG Events Corp. Building No. 1, Suite A-609, Jin Gang Guo Ji No. 19 XI Da Wang Lu, Chao Yang District Beijing, People’s Republic of China V100022
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 3, 2008 Tag Events Corp., a Nevada corporation (the “Company”) entered into and consummated a series of agreements which resulted in the acquisition of all of the ordinary shares of Deer International Group Ltd, a corporation organized under the laws of the British Virgin Islands (“Deer”).

In connection with the transaction our name was changed to Deer Consumer Products, Inc. on September 3, 2008 when we filed Articles of Merger which amended our Articles of Incorporation with the Secretary of State of the State of Nevada.

The acquisition of Deer’s ordinary shares was accomplished pursuant to the terms of a Share Exchange Agreement and Plan of Reorganization, dated September 3, 2008 (the “Share Exchange Agreement”), by and between Deer and the Company. Pursuant to the Share Exchange Agreement, we acquired from Deer 50,000 ordinary shares, consisting of all of its issued and outstanding capital stock, in exchange for the issuance of an aggregate of 18,050,000 shares of our common stock to the shareholders of Deer (the “Share Exchange”).

Concurrently with the closing of the transactions contemplated by the Share Exchange Agreement and as a condition thereof, we entered into an agreement with Crescent Liu, our former Director and Chief Executive Officer, pursuant to which he returned 5,950,000 shares of our common stock to us for cancellation. Mr. Liu was not compensated in any way for the cancellation of his shares of our common stock. Upon completion of the foregoing transactions, we had an aggregate of 22,600,000 shares of common stock issued and outstanding.

We issued the shares of common stock to the shareholders of Deer in reliance upon the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended.

Item 2.01 Completion of Acquisition of Disposition of Assets

We refer to Item 1.01 above, “Entry into Material Definitive Agreement” and incorporate the contents of that section herein, as if fully set forth under this Section 2.01.

Description of our Company

Historical Business.

Prior to the transaction described in Item 1.01, we were a musical event organization and promotion company with minimal operations. We were incorporated in Nevada on July 8, 2006.

Description of Deer

Deer, incorporated under the laws of the British Virgin Islands and based in Shenzhen, China, specializes in the research, manufacture and sale of consumer and professional motor-driven kitchen appliances. Deer operates through its two wholly-owned subsidiaries, Winder Electric Co. Ltd. (“Winder”), which is a wholly-owned foreign enterprise (“WOFE”) and responsible for research, production and delivery of goods, and Delta International Limited (“Delta”), which is a wholly owned subsidiary of Winder and primarily responsible for sales. Deer has traditionally acted as both an original equipment manufacturer (“OEM”) and original design manufacturer (“ODM”) for international markets with 96.7% and 86.0% of sales made overseas in 2006 and 2007, of which North America and Europe accounted for approximately 50% and 20% in 2007, respectively.

While Deer has traditionally derived the majority of its sales in Europe and North America, as continuous urbanization, rising family incomes and increasing living standards have spurred the demand for small appliances in China, Deer has introduced its own brand of appliances to the domestic market. Supported by an aggressive sales expansion plan for 2008, management believes that Deer is positioned to become a leading player in China’s rapidly growing kitchen appliance sector.

As consumer appliances demand has expanded into new and developing regions Deer has entered into those markets. In 2007, Deer had sales in over 40 countries with existing market penetration and return customers in South America, Asia, Africa, and the Middle East.

Industry Overview

Electrical appliances are generally segregated as electronics or household appliances. Household appliances are then classified into large appliances, or white goods such as washing machines and refrigerators, and small appliances. Small appliances are further classified as:
●	Kitchen – microwave, coffee maker, rice cooker, blender, etc., or
●	Living – Electric fans, humidifiers, electric heaters, vacuums, etc., or
●	Personal care – hairdryers, electric shavers, massagers, etc.
Deer’s products generally fall into the kitchen sector of these classifications. Current international and domestic market highlights for small household electrical appliances are described below:

International Market

●	Global sales of small household electric appliances were $77.94[1] billion in 2007, of which China accounted for approximately 17% or $13.3 billion.[2]
●	China is the leading manufacturer of small household electrical appliances producing 1.44 billion units in 2007, of which exports accounted for 74.3%[3];
●
In the US five firms control over 90% of the market while in Europe the top five firms have approximately 60% market share. Top European market participants include Electrolux, Bosch, Black & Decker, Phillips, and Miele[4];

●
Average gross profit margins for small household electric appliances are approximately 30-40%. These margins are higher than that of traditional home appliances such as televisions and air conditioners which have margins of 5-6%[5].

_________________________
1 CCID Consulting, Mr Jiang Li Feng, 17 January, 2008
2 CCID Consulting, Industry Report, February 2008
3 CCID Consulting, Industry Report, February 2008
4 Assembly Magazine, “Appliance Assembly: Environmental Restrictions Dictate European Designs” by Austin Weber, May 1, 2005.
5 The Information of Guang Dong Household Appliance, Q3 2007, page 9

Small Electric Appliances Production in China (2002-2007)6

Small Electric Appliances Production in China (2002-2007)
Year	Production Capacity	Annual Growth	Actual Production	Annual Growth	Capacity
	(Million Units)	Rate (%)	Units (Million Units)	Rate (%)	Utilization (%)

2002	848.0	18.8%	758.3	20.3%	89.4%
2003	951.0	12.1%	896.7	18.3%	94.3%
2004	1,102.0	15.9%	1,001.5	11.7%	90.9%
2005	1,263.5	14.7%	1,145.8	14.4%	90.7%
2006	1,398.0	10.6%	1,275.0	11.3%	91.2%
2007			1,440.0	12.7%

Domestic Market

●	A summary of small electric appliance consumption in China for 2003-2007 is as shown below[7]:

Small Electric Appliances Consumption in China (2003-2007)
Year	Sales ($ Billion)	Growth Rate (%)
2003	7.73
2004	9.04	17.0%
2005	10.25	13.3%
2006	11.69	14.1%

Deer’s products generally fall into the kitchen usage sector which accounted for 78.6% of China’s small electric appliances consumption with $10.46 billion in sales in 2007 as shown below:8

Small Electric Appliances Consumption in China (2006-2007)
Year	Kitchen		Living		Personal Care		Total
	Sale ($ Billion)	Growth (%)	Sale ($ Billion)	Growth (%)	Sale ($ Billion)	Growth (%)	Sales ($ Billion)	Growth (%)

2006	9.14		1.50		1.05		11.69	14.10%
2007	10.46	14.4%	1.69	13.0%	1.16	10.8%	13.31	13.9%

●
In developed countries an average family has 40 different kinds of small household electric appliances whereas in China the current average is just 5[9], demonstrating the vast potential of the market in China;

●	The main consumers of kitchen appliances in China are young couples aged 18-40 with overall buyers being relatively young;[10]
●	Increasing household incomes in China influence most people to want to minimize the time they spend on household chores boosting the sales of microwave ovens, toasters, and blenders;[11]

_________________________
6 CCID Consulting, Industry Report, April 2007
7 CCID Consulting, Industry Report, February 2008
8 CCID Consulting, January, 2008
9 The Information of Guang Dong Household Appliance, Q3 2007, page 13
10 Hong Kong Trade Development Council, “Big Market for Small Electrical Appliances in Mainland China” July 28,2006
11 Hong Kong Trade Development Council, “China’s Home Appliance Market Switches On,” August 29,2002

In North America, Europe, and other developed regions the appliance industry is largely cyclical with most sales dependent on replacements, new construction and new product introduction. By contrast, in developing markets such as China, Brazil, Mexico and Africa, the market is fueled by rising incomes, development of rural areas, and the desire for a higher quality of life. The appliance market in China has been and continues to display great strength and while official estimates for market growth are just 8% annually through 201112 , some industry executives expect growth to be as high as 30% on the strength of increasing demand from rural areas alone.13  Growth in China is the result of several large socio-economic factors including improving economic conditions, urbanization, the addition of modern kitchens, and an overall improvement in the quality of life that comes with higher disposable incomes.

Products

Both in China and overseas, the Company manufactures electric kitchen appliances primarily for the consumer market.14 The Company’s premier products include blenders and juice extractors which accounted for 65.8% and 19.9% of sales in 2007. Other products include food processors, popcorn makers, and meat grinders. In 2008, the Company will introduce a rice cooker, an electric water boiler, and a pressure cooker to the domestic market. The Company also has plans to expand into other growing appliances specific to different regions such as humidifiers, dehumidifiers, and water heaters. Sales by product for 2006 and 2007 are as shown in the chart below:

Sales by Product ($ 000s) (Unaudited)

Product Type	Blender		Juicer		Others		Total
	2006	2007	2006	2007	2006	2007	2006	2007
Sales by Product	$23,670	$22,040	$4,618	$6,655	$749	$4,781	$29,037	$33,476
% of Total Sales	81.5%	65.8%	15.9%	19.9%	2.6%	14.3%	100.0%	100%
Gross Profit	$3,906	$4,695	$688	$1,544	$127	$988	$4,720	$7,227
Gross Profit Margin (%)	16.5%	21.3%	14.9%	23.2%	16.7%	20.7%	16.3%	21.6%
2006 Average exchange rate: $1=RMB7.97
2007 Average exchange rate: $1=RMB7.59

The Company’s products have obtained the requisite safety approvals to sell in dominant international markets including ETL (European Union), GS (Germany), UL/CUL (US covering North America) and CB (International). Products are safe, designed to be easy to use, and contain modern stylish features such as LCD lighting, timers, and easy access buttons. Products in both the consumer and professional market sell for approximately 70% the price of imports of comparable quality, and on a par with other domestic brands with 3 tiered pricing to accommodate premium, moderate and no-frills customers’ needs.

_________________________
12 CCID Consulting June, 2007
13“Appliance Makers Remain Positive on Growth” Chinese logistics, BTOB, April 18, 2008
14 In 2006 and 2007, 97% and 86% of sales were made to the consumer market; 3% and 14%, respectively were sold to the professional market

New Products

During 2007 Deer entered into agreements with 6 domestic OEMs to manufacture products including: electric water boilers, induction and pressure cookers, dehumidifiers, and rice cookers. These items are for sale in the domestic market under the Deer brand starting in 2008. In just six years time Deer has produced 179 unique product varieties with a minimum of 10 new product varieties brought to the market annually.

Production

With the exception of the third party manufacturing agreements in 2008 as noted above all production is performed in-house with 13 tooling houses, 128 injection molding machines, 18 production lines and annual production capacity of 6 million appliances.

In order to defray a portion of rising raw material costs as well as contribute to environmental improvement, in 2006 the manufacturing department began to recycle and reuse all plastic scraps, defects, waste, and quality rejects to be recycled and reused again as a raw material. At current manufacturing levels approximately 12 tons of waste is recycled monthly resulting in cost savings of approximately $144,000 in 2007.

Capitalizing on the availability of advanced equipment, in 2007 Deer replaced a portion of its manual assembly operations with the use of “automatic hands” production equipment helping to improve safety, quality, and efficiency while allowing Deer to reduce its headcount by approximately 20%.

As noted earlier in the “Products” section, third-party manufacturers will be used for the first time in 2008 for appliances not currently manufactured by Deer such as electric water boilers, dehumidifiers, and rice cookers. Based on market response to the products during the year, management will determine if such products would be more efficiently produced in-house. Deer has a 1 year production agreement with each of the 6 manufacturers and no long term agreements have been entered into.

Marketing

Current

International

In April, 2007, Deer appointed Shiny Asia Ltd., (a Hong Kong registered company, “Shiny Asia”) to further promote Deer products and the brand name internationally. According to the terms of the contract, Shiny Asia will act as Deer’s exclusive marketing agent for a 2 year term beginning May 10, 2007 and ending May 9, 2009. Shiny Asia will act exclusively on Deer’s behalf and has agreed to sign a non-compete contract for a period of 1 year following the expiration or termination of the contract not to engage in any business activity with the intent of soliciting Deer’s customers or potential customers to any other direct or indirectly competing firms.

During 2008, Deer plans to:

●
Increase sales contacts in the international market, especially with respect to the emerging markets in the Middle East, Africa, and South America, as well as developing new products for existing customers such as plans to produce an espresso maker for Girmi S.P.A., signed during the 1st quarter of 2008;

●	Attend annual Hong Kong Electronic and China Import & Export Fairs in mid April and October to both seek new customers and display product innovations.

Domestic

To jumpstart their domestic marketing presence, Deer hired a new Domestic Sales Director from Midea, a leading domestic appliance manufacturer, in February 2008, to expand Deer’s domestic marketing and sales presence. Under the direction of the new Domestic Sales Director, Deer has created a new domestic marketing and sales field force, increased Deer’s domestic counter presence, and expanded its e-commerce presence. To date Deer has made the following progress:

●	As of March 28, 2008 Deer had increased its sales & marketing department from 7 to 34 with plans to reach 40 by year-end;
●	As of April 1, 2008, 21 new sales personnel had undergone 2 weeks of internal training and were dispatched to the regions of Fujian, Anhui, and Jiangsu;
●
As of April, 2008, Deer has entered into agreements with 2 of the leading electric appliance chains, Gome and Suning, 4 supermarket chains including Tesco-Lotus China, A.Best, Ren Ren Le, and Vanguard, in addition to several shopping malls; and,

●	Has registered on the domestic internet shopping sites Alibaba, TaoBao and HC360.com.

The target customer in the Chinese market is a typical urban consumer, with Deer offering varied models and pricing to fit high, mid and budget level buyers. As China’s economy continues to grow, the once rural and now urban domestic consumer is Deer’s ideal customer.

Deer has 7 registered brand names for sale in the domestic market including Deer, Kyowa, D&R, Blendermate, K-tec, Blendtec, and NOWAKE from which they hope to attain a new level of business domestically and transition from an ODM manufacturer to OBM manufacturer. Deer gives each domestic product a two-year warranty compared to the industry average of 1 year.

Domestic product brand orientation is shown in the table below:

Product Brand	Brand Property	Customer	Product Category
Ariete Disney	Selling agent	Residential (High-end)	Coffee machine Steam cleaner Baby series Other kitchen appliance
Deer, Kyowa, D&R, Blendermate K-tec, Blendtec, NOWAKE	Self-owned brand	Residential (Middle-high-end) product	Food processor (includes blender and juicer) Soymilk Maker Electrical pressure cooker Electrical kettle Electrical rice cooker
Bartec	Self-owned brand	Commercial: restaurants, bars, hotels	Blender machine

Deer’s new domestic slogan, “Healthy Living Through Modern Appliances,” is now presented on several outdoor advertising venues in the Guangdong region and, as sales representatives make inroads to further markets, the advertisements will span the country. In addition to advertising, Deer also utilizes in store product discounts and giveaways during special holidays to attract first-time buyers, families on budgets, and those who wish to use the giveaways as gifts.

Future

In light of the continuing growth in the domestic appliance market and an anticipated slowdown in the growth rate of Western markets, Deer has set its 2008 marketing strategy on three goals;

1.	Developing a significant presence and sales base in the domestic market;
2.	Continuing to grow its international OEM business as well as pursuing OBM opportunities abroad as Western brands choose to exit the market; and
3.	Pursuing further penetration and development of a wider customer base in the new markets currently served in the Middle East, Africa, and South America.

Suppliers

Deer’s major raw material purchases include petroleum-based resins and chemicals such as AS, ABS, and silicon steel sheets. Micro-motors, Deer’s largest purchase from year to year, can be sourced from multiple suppliers in the region. Currently, around 10% of raw materials are imported with the majority sourced domestically. More than half of domestic materials can be purchased within the Pearl River Delta region.

Deer generally maintains positive cooperative relationships with more than two suppliers for each raw material purchased. The suppliers have been approved by Deer as to quality and delivery specifications. Cooperative relationships tend to produce better results in terms of delivery, quality, and customer needs. In the case of technical problems, Deer has the option to work with its suppliers to solve the problem. However, Deer does not and can not depend on any one supplier. If the products do not satisfy the quality or supply requirements of the Company, the Company can easily select another supplier.

Deer does not maintain any major or fixed supply contracts. Goods are ordered on an as-needed basis to meet production needs. If a change of suppliers is necessary, management estimates it will take just 3 days to fulfill the order elsewhere. Strategic materials are purchased from several suppliers including Sinochem, Jin Hai Development (HK) Co. Ltd and Guo Heng Company. There are no sole source suppliers. The largest purchases by product in 2007 are as shown in the table below:

Top 5 Raw Materials Purchases
		Number of		Total purchases		% of Annual		Domestic/
	Item	Suppliers		$ 000s		purchases		Foreign
		2006	2007	2006	2007	2006	2007

1	Micro-motor	8	7	$7,753	$7,918	39.4%	40.7%	Domestic
					727			Foreign

2	Plastic	7	7	2,608	2,394	26.2%	22.2%	Domestic
				2,542	2,325			Foreign

3	Packaging	7	5	2,057	1,823	10.5%	8.6%	Domestic
4	Electric wire	5	3	934	870	4.7%	4.1%	Domestic
5	Falchion, Shaft	4	5	697	693	3.5%	3.3%	Domestic
	Subtotal			$16,591	$16,750	84.3%	78.8%
	Total			$19,684	$21,260	100.0%	100.0%
2006 Average exchange rate: $1=RMB7.97
2007 Average exchange rate: $1=RMB7.59

Customers

Deer works with its customers through the ODM, OBM, and OEM models as follows:

●	ODM (Original Design Manufacturing): Deer provides expertise on product design and manages all production;

●	OBM (Original Brand Manufacturing): Deer’s own products designed and manufactured based on the Company’s research to meet the needs of customers;

●	OEM (Original Equipment Manufacturing): Deer manages all production with product design and name provided by the client.

International market

In the international market Deer serves primarily as an ODM for large overseas appliance manufacturers with sales made both direct to the brands and through distributors. Since inception Deer has focused on establishing stable and positive customer relationships and has developed a loyal and strong customer base with foreign clients such as Focus Electric (5 years), Applica (4 years), Home Depot (5 years), Sattar (8 years ) and Girmi (8 years) with the top 10 customers generally accounting for over 50% of annual sales. With its major domestic customers Deer has established terms of sale covering delivery, payment, and pricing however there are no fixed agreements as to sales quantities on a monthly or annual basis; all orders are placed on an as needed basis by customers.

Domestic (Chinese) market

In the Chinese market, Deer has established sales agreements with several top appliance chain stores such as Gome and Suning, hypermarts, and shopping centers with their own brands as well as producing for Disney and Ariete under ODM agreements.

Most international OEM and ODM customers are looking for a high-quality and reliable manufacturer to design and produce products that meets their quality and style specifications in the time and pricing constraints allowed. In the domestic market, most customers seek quality, convenience, and price (in that order). In 2006 and 2007 foreign sales accounted for 96.7% and 86.0 % of net sales, respectively. Deer’s largest customers in 2007 are as shown in the table below:

Top Ten Customers in 2007
	Customer	Country	Sales ($ 000s)	% of Annual	Product
1	FOCUS ELECTRIC	North America	6,468	19.3%	Blender
2	HOME DEPOT	North America	2,428	7.3%	Blender
3	PROSPECT	Asia	1,422	4.2%	Blender
4	SINDELEN	Europe	1,206	3.6%	Blender
5	APPLICA	North America	1,099	3.3%	Juicer
6	SANWAI	Asia	1,036	3.1%	Blender
7	SATTAR	Asia	959	2.9%	Juicer
8	EF APPLIANCES	North America	636	1.9%	Blender
9	DELTA	Asia	611	1.8%	Blender
			351	1.0%	Juicer
10	DARIO	Asia	571	1.7%	Blender
	SUBTOTAL		16,787	50.1%
	TOTAL		33,476	100.0%
2006 Average exchange rate: $1=RMB7.97
2007 Average exchange rate: $1=RMB7.59

Intellectual Property

Patent Rights

The Chairman Ying He and his brother Fa’min He, a shareholder of Deer, own 75 product and design related patents and allow the Company to use their patents at no charge.

Trademark Rights

All trademarks are registered with the State Administration for Industry & Commerce of the PRC as shown below:

No.	Certificate No.	Brand Name	Registration Date	Valid Until
1	No3133609	Kyowa	08/21/2003	08/20/2013
2	No1977092	Deer	04/21/2003	04/20/2013
3	No3215570	D&R	02/14/2004	02/13/2014
4	No4390572	Blendermate	06/14/2007	06/13/2017
5	No4446484	K—tec	10/14/2007	10/13/2017
6	No4446483	Blendtec	11/14/2007	11/13/2017
7	No3133608	NOWAKE	08/21/2003	08/20/2013

Copyrights

No.	Certificate No.	Works’s Name	Author	Registration Date
1	2007-F-08022	Wan Zhong Yi Xin（万众一心 )	Ying He	07/30/2007

Research and Development

With the aim of maintaining Deer’s competitive edge in the marketplace and keep pace with new technologies, constant research and development work is required to find improved efficiencies in design and cost. Deer’s R&D team is composed of 7 experienced designers.

In 2008, Deer plans to spend $1,369,863 on new product development. In 2005, 2006 and 2007, Deer spent $72,121.20, $97,594.46, and $166,674.92, on research and development, respectively. This significant increase in R&D for 2008 is in conjunction with Deer’s domestic market entry and related new product research for future markets needs.

While Deer has no formal written alliances with universities they do work with several household electric associations on a consultant basis.

Governmental and Environmental Regulation

Deer’s products have obtained the requisite safety approvals to sell in international markets including ETL (European Union) GS (Germany), UL/CUL (US covering North America) and CB (International) licenses as well as obtaining the necessary certifications to sell in the domestic market. Domestic licenses, which Deer has obtained, are required for both the production and sale of goods.
The business and company registrations are in compliance with the laws and regulations of the municipal government of Guangdong Province and China.

Competition

International

In the international market Deer faces competition from foreign brands such as Phillips, Samsung, Electrolux, Bosch, and Proctor-Silex. Overseas, Deer products offer a cost advantage against the foreign branded products which are generally priced 40-50% higher. In the overseas market, Deer also competes against other OEM and ODM manufacturers which are located in China, more recently other OEM and ODM manufacturers operate in Eastern Europe and other low labor cost Southeast Asian countries. In order to compete effectively Deer employs the following practices:

●
Customer Service – The sales managers maintain close contact with customers to uncover any special modifications or product needs to best fit their respective markets. In addition, the sales director often travels to meet with such customers during the year;

●
ODM ability – For customers involved in multiple product lines such as Disney and Black & Decker for whom it is not efficient to invest in the research and design of such kitchen appliance products, Deer will design a product to meet their specifications both technically and visually from start to finish allowing the customer to concentrate on their other businesses;

●	Experience – 6 years of quality, stylish, and defect-free products which are completed on a timely basis provide a competitive edge against other OEMs.

Domestic

In the domestic market in China Deer faces competition not only from foreign brands sporting high price tags and reputations, but also from other Chinese appliance manufacturers, especially those who have operated in the market for over 5 years such as Midea, Hisense, Galanz, Supor, Elec-Tech and Tsann Kuen (Taiwan) which are priced comparably with Deer. In order to effectively compete in the domestic market Deer has and will use a combination of:
●
3-tiered pricing - premium, middle and budget versions of a product which is especially important as appliances begin to penetrate third-tier cities and the traditional middle income bracket consumers;

●
Reputation as a high quality OEM producer - many Chinese purchasers of foreign brands are looking for safety as well as price and style; Deer is known as a producer for foreign brands and as such means the same safety and style at a better price to most consumers, and;

●	Customer Service - Deer offers a 2 year warranty in comparison to the industry average of 1 year and has a 24 hour toll-free service number (400-888-5777) for all customers.

Seasonality

Deer typically experiences stronger third and fourth calendar quarters due to seasonality generally caused by national holidays.  In addition, customer demand for blender and juicer products are also influenced by the weather.

Description of Property

1.	Land usage rights:

Deer has signed 50 year lease agreements for the properties in Yangjiang on which their manufacturing, office, and employee dorms are located. The properties and associated structures are as shown in the tables below:

Certificate No.	Issuance Authority	Location	Measurement (m2)	Designated Use	Valid Until
(2005) No1400008	Yangjiang government	Road 5, District 3, Zhan Gang Science & Technology Park,Yangjiang High&New Technological Development Zone	31216.95	Industrial	2050.7.22
(2002) No11325	Yangjiang government	No.1, District 3, Zhan Gang Science & Technology Park,Yangjiang High&New Technological Development Zone	33728	Industrial	2052.12.6
(2004) No100	Yangjiang government	Room 501, Block A, Bi Tao Garden, Zhapo Town, Yangjiang City.	185.83	Commercial Housing	2062.9.30

2.	Buildings:

Certificate No.	Issuance Authority	Location	Measurement (m²)	Designated Use	Valid Until
C 2329137	Yangjiang government	No.1, District 3, Zhan Gang Science & Technology Park,Yangjiang High&New Technological Development Zone.	15030	Industrial	2052.12.6
C 1871973	Yangjiang government	Room 501, Block A, Bi Tao Garden, Zhapo Town, Yangjiang City.	92.44	Housing	2062.9.30
C 1871974	Yangjiang government	Room 501, Block A, Bi Tao Garden, Zhapo Town, Yangjiang City.	92.44	Housing	2062.9.30

Employees

As of March 31, 2008 the Company has 1,126 employees which management believes will be increased during the next 12 months as follows:

Function Unit	Current # Employees	Recruitment budget	Total after the budget
CEO	1	0	1
Technique	68	20	88
R&D	7	15	22
Manufacture	890	115	1005
Quality	41	9	50
Sales	51	50	101
After service	20	20	40
Finance	11	5	16
Administration	32	3	35
HR	5	3	8
Total	1126	240	1366

Deer maintains strong ties with its employees and staff and retention is stable. Employee contracts adhere to both State and Provincial employment regulations and all social security regulations. All compensation including social insurance is paid in a timely manner to authorities and employees. There have been no disputes and there are no collective bargaining agreements.

Salary Policy

Generally, Deer employees’ salaries are classified into five categories: hourly, piecework, length of service, overtime including holiday pay, and awards. Awards include: production awards, marketing awards and annual bonuses.

Benefits

1. All Social Insurance required by State and Local laws.
2. Living Quarters.
3. Transportation Van which runs Monday through Friday and circulates to nearby city/suburbs.
4. Accidental Injury Insurance

Legal Proceedings

Deer may occasionally become involved in various lawsuits and legal proceedings, arising in the ordinary course of business.  However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may have an adverse affect on our business, financial conditions, or operating results.  Deer is currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

Risk Factors

Our business and an investment in our securities are subject to a variety of risks.  The following risk factors describe the most significant events, facts or circumstances that could have a material adverse effect upon our business, financial condition, results of operations, ability to implement our business plan, and the market price for our securities.  Many of these events are outside of our control. The risks described below are not the only ones facing our company.  Additional risks not presently known to us or that we currently believe are immaterial may also impair our business operations.  If any of these risks actually occurs, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Related to Our Business

Raw materials price fluctuations

The Company’s largest raw materials purchases consist of micro-motors and plastics (AS, PP, ABS which are derived from petroleum) and stainless steel. As such fluctuations in the price of oil and steel on the international market will have an impact on the Company’s operating costs and related profits.

While international oil prices are currently reaching new highs and are certain to affect the price of most plastics, all electrical appliance manufacturers are affected by such cost increases and management believes that any significant long-term increase in the price of petroleum will be passed onto users in the form of higher manufacturer prices. In April, 2008, several domestic small electric kitchen manufacturers announced on average10% price increases, i.e., Vatti and Supor15.

Economic slowdown in US & European markets

Historically the majority of the Company’s sales are made overseas with more than 43% and 20% of 2007 sales made in the US and European markets, respectively. As such, any weakening economic conditions in these markets could negatively impact the Company’s operating results. In order to reduce such risk the Company has:
●	initiated a flexible pricing strategy with international customers, and
●	begun a strong drive into the domestic market of China.

Exchange Rates

As the majority of the Company’s sales are currently made internationally any further appreciation of the RMB negatively impacts the Company’s profit & loss results. In order to limit exposure to such currency risk the Company may engage in Forward Foreign Exchange agreements.
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15 http://finance.sina.com.cn/consume/20080417/08344761645.shtml

Loss of or failure to renew any or all of its licenses and permits

In accordance with the laws and regulations of the PRC, Deer is required to maintain various licenses and permits in order to operate our electrical appliance products manufacturing business. Deer is required to comply with applicable hygiene and safety standards in relation to our production processes. Deer production processes are subject to periodic inspections by the regulatory authorities for compliance with applicable regulations. Failure to pass these inspections, or the loss of or failure to renew such licenses and production permits, or sales licenses could result in the temporary or permanent suspension of some or all of our production or distribution operations and could adversely affect our revenues and profitability.

We can not be assured of the success of the Domestic Market Development & Brand Campaign.

Since the Company just recently initiated its own branding campaign in the domestic market in China in the first quarter of 2008, and, while prospects for the domestic market are encouraging, there exists uncertainty as to the Company’s ability to build a strong market presence. The domestic market began to emerge in the 1990s and established brand leaders with greater experience, market share, and customer loyalty already exist such as Midea, Tsann Kuen, Supor, and Vatti, thus, the ability of the Company to gain a stronghold in the market is uncertain. In the combined international and domestic sales for 2007 only 3% of our revenues were generated from the Company’s own brands.

We derive a substantial part of our revenues from several major customers.  If we lose any of these customers or they reduce the amount of business they do with us, our revenues may be seriously affected.

Our five largest customers accounted for 37.7% of our revenues for the year ended December 31, 2007 and our ten largest customers accounted for 50.1% our revenues for the year ended December 31, 2007.  Our largest customer accounted for 19.3% of our revenues in the year ended December 31, 2007.  These customers may not maintain the same volume of business with us in the future.  If we lose any of these customers or they reduce the amount of business they do with us, our revenues may be seriously affected.

We cannot be certain that our product innovations and marketing successes will continue.

We believe that our past performance has been based on, and our future success will depend, in part, upon our ability to continue to improve our existing products through product innovation and to develop, market and produce new products.  We cannot assure you that we will be successful in introducing, marketing and producing any new products or product innovations, or that we will develop and introduce in a timely manner innovations to our existing products which satisfy customer needs or achieve market acceptance.  Our failure to develop new products and introduce them successfully and in a timely manner could harm our ability to grow our business and could have a material adverse effect on our business, results of operations and financial condition.

Our technology may not satisfy the changing needs of our customers.

With any technology, including the technology of our current and proposed products, there are risks that the technology may not successfully address all of our customers’ needs.  While we have already established successful relationships with our customers, there needs may change or vary.  This may affect the ability of our present or proposed products to address all of our customers’ ultimate technology needs in an economically feasible manner.

We may not be able to keep pace with rapid technological changes and competition in our industry.

While we believe that we have hired or engaged personnel and outside consultants who have the experience and ability necessary to keep pace with advances in technology, and while we continue to seek out and develop “next generation” technology through our research and development efforts, there is no guarantee that we will be able to keep pace with technological developments and market demands in this evolving industry and market.  In addition, our industry is highly competitive.  Although we believe that we have developed strategic relationships to best penetrate our existing markets, we face competition from other manufacturers of product similar to our products.  Some of our competitors’ advantages over us in both the areas of products, marketing, and services include the following:

☐	Substantially greater revenues and financial resources;

☐	Stronger brand names and consumer recognition;

☐	The capacity to leverage marketing expenditures across a broader portfolio of products;

☐	Pre-existing relationships with potential customers;

☐	More resources to make acquisitions;

☐	Lower labor and development costs; and

☐	Broader geographic presence.

We will face different market dynamics and competition if we expand our market to new countries.  In some international markets, our future competitors would have greater brand recognition and broader distribution than we currently enjoy.  We may not be as successful as our competitors in generating revenues in those markets due to our inability to provide products that are attractive to the market in those countries, the lack of recognition of our brand, and other factors.  As a result, any new expansion efforts could be more costly and less profitable than our efforts in our existing markets.

If we are not as successful as our competitors in our target markets, our sales could decline, our margins could be negatively impacted and we could lose market share, any of which could materially harm our business.

We are a major purchaser of certain goods and raw materials that we use in the manufacturing process of our products, and price changes for the commodities we depend on may adversely affect our profitability.

Our profitability generally depends upon the margin between the cost to us of certain raw materials used in the manufacturing process as well as our fabrication costs associated with converting such raw materials into assembled products compared to the selling price of our products, and the overall supply of raw materials.  It is our intention to base the selling prices of our products upon the associated raw materials costs to us.  However, we may not be able to pass all increases in raw material costs and ancillary acquisition costs associated with taking possession of the raw materials through to our customers.  Although we are currently able to obtain adequate supplies of raw materials, it is impossible to predict future availability.  With the rapid growth of China’s economy, the demand for certain raw materials is great while the supply may be more limited.  This may affect our ability to secure the necessary raw materials in a cost-effective manner for production of our products at the volume of purchase orders that we anticipate receiving.  The inability to offset price increases of raw material by sufficient product price increases, and our inability to obtain raw materials, would have a material adverse effect on our consolidated financial condition, results of operations and cash flows.

Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs.

Despite testing by us defects may be found in existing or new products.  Any such defects could cause us to incur significant return and exchange costs, re-engineering costs, divert the attention of our engineering personnel from product development efforts, and cause significant customer relations and business reputation problems.  Any such defects could force us to undertake a product recall program, which could cause us to incur significant expenses and could harm our reputation and that of our products.  If we deliver defective products, our credibility and the market acceptance and sales of our products could be harmed.

Our position in the marketplace could be negatively impacted if we experience delays in launching our products.

We may experience delays in bringing new products to market, due to design, manufacturing or distribution problems.  Such delays could adversely affect our ability to compete effectively and may adversely affect our relationship with our customers.  Any such delays would adversely affect our revenues and our ability to become profitable.

If we are not able to manage our growth, we may not be profitable.

Our success will depend on our ability to expand and manage our operations and facilities.  There can be no assurance that we will be able to manage our growth, meet the staffing requirements for our business or for additional collaborative relationships or successfully assimilate and train new employees.  In addition, to manage our growth effectively, we may be required to expand our management base and enhance our operating and financial systems.  If we continue to grow, there can be no assurance that the management skills and systems currently in place will be adequate. Moreover, there can be no assurance that we will be able to manage any additional growth effectively.  Failure to achieve any of these goals could have a material adverse effect on our business, financial condition or results of operations.

We face risks associated with managing international operations.

Almost all of our operations are conducted in China.  There are a number of risks inherent in doing business in such market, including the following:

☐	unfavorable political or economical factors;

☐	fluctuations in foreign currency exchange rates;

☐	potentially adverse tax consequences;

☐	unexpected legal or regulatory changes;

☐	lack of sufficient protection for intellectual property rights;

☐	difficulties in recruiting and retaining personnel, and managing international operations; and

☐	less developed infrastructure.

Our inability to successfully manage the inherent risks in our domestic and international activities could adversely affect our business.   Because of the risks associated with conducting such operations (including the risks listed above), there can be no assurances that any new market expansion will be successful.

We may not be able to adequately protect our technology and other proprietary rights.

Our success will depend in part on our ability to obtain and protect our products, methods, processes and other technologies, to preserve our trade secrets, and to operate without infringing on the proprietary rights of third parties both domestically and abroad.  We have patents and patent applications pending in China, and have worked and continue to work closely with Chinese patent officials to preserve our intellectual property rights.  Despite these efforts, any of the following occurrences may reduce the value of our intellectual property:

☐	Our applications for patents and trademarks relating to our business may not be granted and, if granted, may be challenged or invalidated;

☐	Issued patents and trademarks may not provide us with any competitive advantages;

☐	Our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology;

☐	Our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we develop; or

☐	Another party may obtain a blocking patent and we would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in our products.

Effective protection of intellectual property rights may be unavailable or limited in certain foreign countries.  If we are unable to adequately protect our proprietary rights, then it would have a negative impact on our operations.

We may be subject to claims that we have infringed the proprietary rights of others, which could require us to obtain a license or change our designs.

Although we do not believe that any of our products infringe the proprietary rights of others, there is no assurance that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against us or that any such assertions or prosecutions will not materially adversely affect our business.  Regardless of whether any such claims are valid or can be successfully asserted, defending against such claims could cause us to incur significant costs and could divert resources away from our other activities.  In addition, assertion of infringement claims could result in injunctions that prevent us from distributing our products.  If any claims or actions are asserted against us, we may seek to obtain a license to the intellectual property rights that are in dispute.  Such a license may not be available on reasonable terms, or at all, which could force us to change our designs.

We may need additional capital to execute our business plan and fund operations and may not be able to obtain such capital on acceptable terms or at all.

In our rapidly changing industry, Capital requirements are difficult to plan for. Although we currently expect to have sufficient funding for the next 12 months, we expect that we will need additional capital to fund our future growth.

Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including:

☐	Investors’ perceptions of, and demand for, companies in our industry;

☐	Investors’ perceptions of, and demand for, companies operating in China

☐	Conditions of the U.S. and other capital markets in which we may seek to raise funds;

☐	Our future results of operations, financial condition and cash flows;

☐	Governmental regulation of foreign investment in companies in particular countries;

☐	Economic, political and other conditions in the United States, China, and other countries; and

☐	Governmental policies relating to foreign currency borrowings.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings.  There is no assurance that we will be successful in locating a suitable financing transaction in a timely fashion or at all.  In addition, there is no assurance that we will be successful in obtaining the capital we require by any other means.  Future financings through equity investments are likely to be dilutive to our existing stockholders.  Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors.  Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects.  Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our strategy to maintain our growth and competitiveness or to fund our operations.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

We face risks associated with currency exchange rate fluctuations.

Although we currently transact parts of our business in U.S. dollars, a larger portion of our revenues is denominated in other foreign currencies.  Conducting business in currencies other than U.S. dollars subjects us to fluctuations in currency exchange rates that could have a negative impact on our operating results.  Fluctuations in the value of the U.S. dollar relative to other currencies impact our revenues, cost of revenues and operating margins and result in foreign currency translation gains and losses.

Our business could be subject to environmental liabilities.

As is the case with manufacturers of similar products, we use certain hazardous substances in our operations.  Currently we do not anticipate any material adverse effect on our business, revenues or results of operations as a result of compliance with Chinese environmental laws and regulations.  However, the risk of environmental liability and charges associated with maintaining compliance with environmental laws is inherent in the nature of our business, and there is no assurance that material environmental liabilities and compliance charges will not arise in the future.

If we lose our key personnel or are unable to attract and retain additional qualified personnel, the quality of our services may decline and our business may be adversely impacted.

We rely heavily on the expertise, experience and continued services of our senior management, including our President and Chief Executive Officer.  Loss of his services could adversely impact our ability to achieve our business objectives.  We believe our future success will depend upon our ability to retain key employees and our ability to attract and retain other skilled personnel.  The rapid growth of the economy in China has caused intense competition for qualified personnel.  We cannot guarantee that any employee will remain employed by us for any definite period of time or that we will be able to attract, train or retain qualified personnel in the future. Such loss of personnel could have a material adverse effect on our business and company.  Moreover, qualified employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements.  We need to employ additional personnel to expand our business.  There is no assurance that we will be able to attract and retain sufficient numbers of highly skilled employees in the future.  The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates could impair the growth of our business.

We will incur significant costs as a result of operating as a public company, our management will be required to devote substantial time to new compliance initiatives.

While we are a public company, our compliance costs to date have not been substantial in light of our limited operations.  Deer has never operated as a public company.  As a public company with substantial operations, we will incur increased legal, accounting and other expenses.  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders is time-consuming and costly.

It will also be time-consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  Certain members of our management have limited or no experience operating a company whose securities are traded or listed on an exchange, nor with SEC rules and requirements (including SEC reporting practices and requirements that are applicable to a publicly traded company).  We will need to recruit, hire, train and retain additional financial reporting, internal controls and other personnel in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our common stock.

We are required to establish and maintain internal controls over financial reporting, disclosure controls, and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC.  Our management, including our Chief Executive Officer and Chief Financial Officer, cannot guarantee that our internal controls and disclosure controls will prevent all possible errors or prevent all fraud.  A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.  In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs.  Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected.  These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake.  Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls.  The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.  Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate.  Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

Because we are not yet required to comply with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act, as well as the rules enacted by the SEC and the national stock exchanges as a result of the Sarbanes-Oxley Act, require the implementation of various measures relating to corporate governance.  These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges.  Because we are not presently required to comply with many of the corporate governance provisions, we have not yet adopted these measures.

We do not have a board member that qualifies as an “audit committee financial expert” or that qualifies as “independent” as that term is used in the rules of the Securities and Exchange Commission or the NASDAQ Marketplace Rules.

Until we comply with the corporate governance measures adopted by the national securities exchanges after the enactment of Sarbanes-Oxley Act, regardless of whether such compliance is required, the absence of standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds in the future if we determine it is necessary to raise additional capital.  We intend to comply with all applicable corporate governance measures relating to director independence as soon as practicable.

New rules, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

We may be unable to attract and retain those qualified officers, directors and members of board of directors committees required to provide for our effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers.  The perceived personal risk associated with the Sarbanes-Oxley Act may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these recent changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence and level of experience in finance and accounting matters.  We may have difficulty attracting and retaining directors with the requisite qualifications.  If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain the listing of our common stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

We are a holding company that depends on cash flow from our wholly-owned subsidiary to meet our obligations.

After the Share Exchange, we became a holding company with no material assets other than the stock of our wholly-owned subsidiary.  Accordingly, all our operations will be conducted by Deer, our wholly-owned subsidiary.  We currently expect that the earnings and cash flow of our subsidiary will primarily be retained and used by us in its operations.

All of Deer’s liabilities survived the Share Exchange and there may be undisclosed liabilities that could have a negative impact on our financial condition.

Before the Share Exchange, certain due diligence activities on the Company and Deer were performed.  The due diligence process may not have revealed all liabilities (actual or contingent) of the Company and Deer that existed or which may arise in the future relating to the Company’s activities before the consummation of the Share Exchange.  Notwithstanding that all of the Company’s pre-closing liabilities were transferred to a third party pursuant to the terms of the Share Exchange Agreement, it is possible that claims for such liabilities may still be made against us, which we will be required to defend or otherwise resolve.  The transfer pursuant to the Share Exchange Agreement may not be sufficient to protect us from claims and liabilities and any breaches of related representations and warranties.  Any liabilities remaining from the Company’s pre-closing activities could harm our financial condition and results of operations.

Because Deer has become public by means of a share exchange, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with Deer’s becoming public through the Share Exchange Agreement. Analysts of major brokerage firms may not provide our company coverage since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

New accounting standards could result in changes to our methods of quantifying and recording accounting transactions, and could affect our financial results and financial position.

Changes to Generally Accepted Accounting Principles in the United States (GAAP) arise from new and revised standards, interpretations, and other guidance issued by the Financial Accounting Standards Board, the SEC, and others.  In addition, the U.S. Government may issue new or revised Cost Accounting Standards or Cost Principles.  The effects of such changes may include prescribing an accounting method where none had been previously specified, prescribing a single acceptable method of accounting from among several acceptable methods that currently exist, or revoking the acceptability of a current method and replacing it with an entirely different method, among others.  Such changes could result in unanticipated effects on our results of operations, financial position, and other financial measures.

Risks Related to Our Business being Conducted in China

We are subject to international economic and political risks over which we have little or no control and may be unable to alter our business practice in time to avoid the possibility of reduced revenues.

Our business is conducted in China.  Doing business outside the United States, particularly in China, subjects us to various risks, including changing economic and political conditions, major work stoppages, exchange controls, currency fluctuations, armed conflicts and unexpected changes in United States and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation.  We have no control over most of these risks and may be unable to anticipate changes in international economic and political conditions and, therefore, unable to alter out business practice in time to avoid the possibility of reduced revenues.

China’s economic policies could affect our business.

Substantially all of our assets are located in China and all of our revenue is derived from our operations in China.  Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in China.

While China's economy has experienced significant growth in the past twenty years, such growth has been uneven, both geographically and among various sectors of the economy.  The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources.  Some of these measures benefit the overall economy of China, but they may also have a negative effect on us.  For example, operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.  The economy of China has been transitioning from a planned economy to a more market-oriented economy.  In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets, and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government.  In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies.  It also exercises significant control over China's economic growth through the allocation of resources, the control of payment of foreign currency-denominated obligations, the setting of monetary policy and the provision of preferential treatment to particular industries or companies.

We may have difficulty establishing adequate management, legal and financial controls in China.

China historically has not adopted a Western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems.  We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in China.  As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Our bank accounts are not insured or protected against loss.

We maintain our cash with various banks and trust companies located in China.  Our cash accounts are not insured or otherwise protected.  Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we would lose the cash on deposit with that particular bank or trust company.

As we have limited business insurance coverage in China, any loss which we suffer may not be insured or may be insured to only a limited extent.

The insurance industry in China is still in an early state of development and insurance companies located in China offer limited business insurance products.  In the event of damage or loss to our properties, our insurance may not provide as much coverage as if we were insured by insurance companies in the United States.

Tax laws and regulations in China are subject to substantial revision, some of which may adversely affect our profitability.

The Chinese tax system is in a state of flux, and it is anticipated that China's tax regime will be altered in the coming years.  Tax benefits that we presently enjoy may not be available to us in the wake of these changes, and we could incur tax obligations to the Chinese government that are significantly higher than currently anticipated.  These increased tax obligations could negatively impact our financial condition and our revenues, gross margins, profitability and results of operations may be adversely affected as a result.

Certain tax exemptions that we presently enjoy in China are scheduled to expire over the next several years.

As a substantial portion of our operations are located in a privileged economic zone, we are entitled to certain tax benefits.  When these exemptions expire, our income tax expenses will increase, reducing our net income below what it would be if we continued to enjoy these exemptions.

We may face judicial corruption in China.

Another obstacle to foreign investment in China is corruption.  There is no assurance that we will be able to obtain recourse in any legal disputes with suppliers, customers or other parties with whom we conduct business, if desired, through China’s poorly developed and sometimes corrupt judicial systems.

If relations between the United States and China worsen, investors may be unwilling to hold or buy our stock and our stock price may decrease.

At various times during recent years, the United States and China have had significant disagreements over political and economic issues.  Controversies may arise in the future between these two countries.  Any political or trade controversies between the United States and China, whether or not directly related to our business, could reduce the price of our common stock.

China could change its policies toward private enterprise or even nationalize or expropriate private enterprises.

Our business is subject to significant political and economic uncertainties and may be affected by political, economic and social developments in China.  Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization.  The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, or devaluations of currency could cause a decline in the price of our common stock, should a market for our common stock ever develop.  Nationalization or expropriation could even result in the total loss of your investment.

The nature and application of many laws of China create an uncertain environment for business operations and they could have a negative effect on us.

The legal system in China is a civil law system.  Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents.  In 1979, China began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in China and to regulate foreign investment.  Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade.  The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could cause a decline in the price of our common stock.  In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

As we import goods into and export goods out of China, fluctuation of the Renminbi may affect our financial condition by affecting the volume of cross-border money flow.

Although we use the United States dollar for financial reporting purposes, most of the transactions affected by our operating subsidiaries are denominated in China’s Renminbi.  The value of the Renminbi fluctuates and is subject to changes in China’s political and economic conditions. Future movements in the exchange rate of the Renminbi could adversely affect our financial condition as we may suffer financial losses when transferring money raised outside of China into the country or paying vendors for services performed outside of China.

We may not be able to obtain regulatory approvals for our products.

The manufacture and sale of our products in China is regulated by The People's Republic of China and the local provincial governments.  Although our licenses and regulatory filings are up to date, the uncertain legal environment in China and our industry may be vulnerable to local government agencies or other parties who wish to renegotiate the terms and conditions of, or terminate their agreements or other understandings with us.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in China.

As our executive officers and several of our directors, including the Chairman of our Board of Directors, are Chinese citizens, it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against us and/or our officers and directors by a stockholder or group of stockholders in the United States.  Also, because our operating subsidiaries and assets are located in China, it may be extremely difficult or impossible for individuals to access those assets to enforce judgments rendered against us or our directors or executive offices by United States courts.  In addition, the courts in China may not permit the enforcement of judgments arising out of United States federal and state corporate, securities or similar laws.  Accordingly, United States investors may not be able to enforce judgments against us for violation of United States securities laws.

Risks Related to Our Securities

Our common stock price is subject to significant volatility, which could result in substantial losses for investors.

Prices for our shares are determined in the marketplace and may accordingly be influenced by many factors, including, but not limited to:

☐	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock

☐	technological innovations or new products and services by us or our competitors;

☐	intellectual property disputes;

☐	additions or departures of key personnel;

☐	the depth and liquidity of the market for the shares;

☐	quarter-to-quarter variations in our operating results;

☐	announcements about our performance as well as the announcements of our competitors about the performance of their businesses;

☐	investors’ evaluations of our future prospects and the food industry generally;

☐	changes in earnings estimates by, or failure to meet the expectations of, securities analysts;

☐	our dividend policy; and

☐	general economic and market conditions.

Additionally, the stock market often experiences significant price and volume fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded.  These market fluctuations could adversely affect our share’s trading price.

The price at which investors purchase shares of our common stock may not be indicative of the price that will prevail in the trading market.  Investors may be unable to sell their shares of common stock at or above their purchase price, which may result in substantial losses.

Shares of our common stock lack a significant trading market.

Shares of our common stock are not eligible as yet for trading on any national securities exchange.  Our common stock may be   quoted in the over-the-counter market on the OTC Bulletin Board or in what are commonly referred to as “pink sheets.”  These markets are highly illiquid.  Although we intend to apply for listing of our common stock on an exchange, there can be no assurance if and when the initial listing criteria could be met or if such application would be granted, or that the trading of the common stock will be sustained.  There is no assurance that an active trading market in our common stock will develop, or if such a market develops, that it will be sustained.  In addition, there is a greater chance for market volatility for securities that are quoted on the OTC Bulletin Board as opposed to securities that trade on a national exchange.  This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of “bid” and “ask” quotations and generally lower trading volume.  As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the common stock, or to obtain coverage for significant news events concerning us, and the common stock would become substantially less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes.

Future sales of shares of our common stock by our stockholders could cause our stock price to decline.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time.  If our stockholders sell substantial amounts of our common stock in the public market upon the effectiveness of a registration statement, or upon the expiration of any holding period under Rule 144, such sales could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for our Company to  raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  The shares of common stock issued in the Share Exchange will be freely tradable upon the earlier of (i) effectiveness of a registration statement covering such shares; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act and the sale of such shares could have a negative impact on the price of our common stock.

We may issue additional shares of our capital stock or debt securities to raise capital or complete acquisitions, which would reduce the equity interest of our stockholders.

Our articles of incorporation authorize the issuance of up to 75,000,000 shares of common stock, par value $.001 per share.  After giving effect to Share Exchange, there are approximately 52,400,000 authorized and unissued shares of our common stock which have not been reserved and are available for future issuance.  Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock, to complete a business combination or to raise capital.  The issuance of additional shares of our common stock:

☐	may significantly reduce the equity interest of our existing stockholders; and

☐	may adversely affect prevailing market prices for our common stock.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934.  The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

☐	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

☐
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities laws;

☐	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;

☐	A toll-free telephone number for inquiries on disciplinary actions;

☐	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

☐	such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer with the following:

☐	the bid and offer quotations for the penny stock;

☐	the compensation of the broker-dealer and our salesperson in the transaction;

☐	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

☐	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

Due to the requirements of penny stock rules, many brokers have decided not to trade penny stocks. As a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If we remain subject to the penny stock rules for any significant period, that could have an adverse effect on the market, if any, for our securities.  Moreover, if our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Capital outflow policies in China may hamper our ability to declare and pay dividends to our shareholders.

China has adopted currency and capital transfer regulations.  These regulations may require us to comply with complex regulations for the movement of capital.  Although our management believes that we will be in compliance with these regulations, should these regulations or the interpretation of them by courts or regulatory agencies change, we may not be able to pay dividends to our shareholders outside of China.  In addition, under current Chinese law, we must retain a reserve equal to 10 percent of net income after taxes, not to exceed 50 percent of registered capital.  Accordingly, this reserve will not be available to be distributed as dividends to our shareholders.  We presently do not intend to pay dividends in the foreseeable future.  Our management intends to follow a policy of retaining all of our earnings to finance the development and execution of our strategy and the expansion of our business.

Taxation

We will not obtain an opinion of legal counsel regarding the United States income tax consequences of an investment in our securities.

We will not obtain an opinion of counsel regarding the U.S. income tax consequences of investing in our securities including whether we will be treated as a company for U.S. income tax purposes. Recent changes in tax laws have not, as yet, been the subject of administrative or judicial scrutiny or interpretation. Moreover, there is no assurance that future legislation may not further affect the tax consequences of an investment in our securities.

INVESTORS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE POSSIBLE U.S. FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES OF INVESTING IN OUR SECURITIES.

CAUTIONARY STATEMENT FOR FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  We have based these forward-looking statements on our current expectations and projections about future events.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” anticipate,” believe,” estimate,” continue,” or the negative of such terms or other similar expressions.  Factors that might cause or contribute to such a discrepancy include, but are not limited to, those listed under the heading “Risk Factors” and those listed  in our other Securities and Exchange Commission filings.  The following discussion should be read in conjunction with our Financial Statements and related Notes thereto included elsewhere in this Current Report. Throughout this Current Report we will refer to Deer International Group Limited as “Deer,” the “Company,” “we,” “us,” and “our.”

Management Discussion and Analysis of Plan of Operations

Overview

Our primary business consists of the manufacture, marketing, distribution and sale of household appliances (blenders, food processors, choppers, juicers, etc.). We manufacture our products out of Yang Jiang, China and operate corporate functions in Shenzhen, China.

Critical Accounting Policies

In presenting our financial statements in conformity with accounting principles generally accepted in the United States, we are required to make estimates and assumptions that affect the amounts reported therein. Several of the estimates and assumptions we are required to make relate to matters that are inherently uncertain as they pertain to future events. However, events that are outside of our control cannot be predicted and, as such, they cannot be contemplated in evaluating such estimates and assumptions. If there is a significant unfavorable change to current conditions, it will likely result in a material adverse impact to our results of operations, financial position and in liquidity. We believe that the estimates and assumptions we used when preparing our financial statements were the most appropriate at that time. Presented below are those accounting policies that we believe require subjective and complex judgments that could potentially affect reported results.

Use of Estimates . Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to impairment of long-lived assets, and allowance for doubtful accounts. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

Areas that require estimates and assumptions include valuation of accounts receivable and inventory, determination of useful lives of property and equipment, estimation of certain liabilities and sales returns.

Accounts Receivable. We maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

Advances to Suppliers. We make advances to certain vendors for purchase of its material. The advances to suppliers are interest free and unsecured.

Inventory. Inventory is valued at the lower of cost (determined on a weighted average basis) or market. We compare the cost of inventories with the market value and allowance is made for writing down the inventories to their market value, if lower.

Long-Lived Assets. We apply the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” We periodically evaluate the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on our review, we believe that to date there were no significant impairments of its long-lived assets.

Property and equipment: Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method. For substantially all assets with estimated lives as follows:

Buildings	5-20 years
Equipment	5-10 years
Vehicles	5 years
Office equipment	5-10 years

Revenue Recognition. Our revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Foreign Currency Transactions and Comprehensive Income. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is Chinese Renminbi. The unit of Renminbi is in Yuan. Translation gains are classified as an item of other comprehensive income in the stockholders’ equity section of the balance sheet. Other comprehensive income in the statements of income and other comprehensive income includes translation gains recognized each period.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with Ltd. exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement had no effect on our reported financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities“. This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We are currently assessing the impact of SFAS No. 159 on our financial position and results of operations.

In June 2007, the FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities” (“FSP EITF 07-3”), which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed.  Management is currently evaluating the effect of this pronouncement on financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations.” SFAS No. 141 (Revised 2007) changes how a reporting enterprise accounts for the acquisition of a business. SFAS No. 141 (Revised 2007) requires an acquiring entity to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with limited exceptions, and applies to a wider range of transactions or events. SFAS No. 141 (Revised 2007) is effective for fiscal years beginning on or after December 15, 2008 and early adoption and retrospective application is prohibited.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, which is an amendment of Accounting Research Bulletin (“ARB”) No. 51.  This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest.  This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Based on current conditions, we do not expect the adoption of SFAS 160 to have a significant impact on our results of operations or financial position.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133.” This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Based on current conditions, we do not expect the adoption of SFAS 161 to have a significant impact on our results of operations or financial position.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement will not have an impact on our financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60.” The scope of this Statement is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, this Statement does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). This Statement also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This Statement will not have an impact on our financial statements.

Results of Operations

Six Months Ended June 30, 2008 Compared to Six Months Ended June 30, 2007

	Six Months Ended June 30,		$	%
	2008	2007	Change	Change

Net revenue	$20,502,927	$13,928,228	6,574,699	47.2%

Cost of revenue	16,294,338	11,098,769	5,195,569	46.8%

Gross profit	4,208,589	2,829,459	1,379,130	48.7%

Operating expenses	2,448,918	1,353,133	1,095,785	81.0%

Interest and financing costs	136,292	34,491	101,801	295.2%

Net income	1,393,690	1,207,502	186,188	15.4%

Revenues.  The increase in revenues was due to increased sales to our largest customers. During the six months ended June 30, 2008, we have focused our efforts on increasing sales to our largest customers, and sales volume has increased accordingly. Our largest selling product, the blender, increased sales from approximately $9.0 million during the six months ended June 30, 2007 to approximately $14.5 million during the six months ended June 30, 2008.

Cost of Revenue. The increase in cost of revenue was due to the increase in sales. Cost of revenues for our largest selling product, the blender, increased from approximately $7.4 million during the six months ended June 30, 2007 to approximately $ 11.7 million during the six months ended June 30, 2008.

Gross Profit.  Gross margins remained relatively steady rising from 20.3% during the six months ended June, 2007 compared to 20.5% during the six months ended June 30, 2008.

Operating Expenses.  The increase in our operating expenses reflects the additional expenses incurred as a result of our increased sales during the six months ended June 30, 2008.  Operating expenses include overhead expenses such as rent, management and staff salaries, general insurance, marketing, accounting, legal and offices expenses.  Selling expenses for the six months ended June 30, 2008 compared to the six months ended June 30, 2007 increased by 76.6% due to increased exhibition and advertising costs as a result of our focus to increase sales to our largest customers.

Interest and Financing Costs. We incurred interest and financing costs of $136,292 during the six months ended June 30, 2008, principally due to an increase in the principal amount of short term loans and notes payable outstanding which increased to approximately $6.2 million at June 30, 2008.

Due to transactions denominated and settled in foreign currency, we generated a gain on foreign translation of $345,926 during the six months ended June 30, 2008, as compared to foreign currency translation losses of $8,229 during the six months ended June 30, 2007.

Net Income.  The increase in our net income was due to the increase in sales offset by higher operating expenses, higher interest and financing costs and an increase in our effective income tax rate from 17% to 31%.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

	Year Ended December 31,		$	%
	2007	2006	Change	Change

Net revenue	$33,476,259	$29,037,176	4,439,083	15.3%

Cost of revenue	26,249,009	24,317,159	1,931,850	7.9%

Gross profit	7,227,250	4,720,017	2,507,233	53.1%

Operating expenses	3,306,507	2,758,366	548,141	19.9%

Interest and financing costs	114,555	83,588	30,967	37.0%

Net income	3,421,592	2,002,941	1,418,651	70.8%

Revenues.  The increase in revenues was due to an increase in sales of our second largest selling product, the juicer, which increased sales from approximately $4.6 million for the year ended December 31, 2006 to approximately $ 6.7 million for the year ended December 31, 2007. In addition, sales of other new small electric appliances such as the rice cooker, popcorn maker and dehumidifier, increased from approximately $0.8 million for the year ended December 31, 2006 to approximately $4.78 million for the year ended December 31, 2007.

Cost of Revenue. The increase in cost of revenue was due directly to the increase in sales.

Gross Profit.  Gross margins increased to 21.6% from 16.3% during the year ended December 31, 2007 as compared to the same period last year.  The increase in gross margin can be attributed to success in controlling variable costs such as the design of new products and improving our sales order selection capability to fit market needs.

Operating Expenses.  The increase in our operating expenses reflects the additional expenses incurred as a result of our increased sales during the year ended December 31, 2007.  Operating expenses include overhead expenses such as rent, management and staff salaries, general insurance, marketing, accounting, legal and offices expenses.  Selling expenses for the period increased by 56.4% due to the hiring of a new sales company for exporting services.

Interest and Financing Costs. We incurred interest and financing costs of $114,555 during the year ended December 31, 2007, principally due to an increase in the principal amount of short term loans and notes payable outstanding which increased to approximately $4.9 million at December 31, 2007

Due to transactions denominated and settled in foreign currency, we generated a gain on foreign translation of $90,707 during the year ended December 31, 2007, as compared to foreign currency translation losses of $44,805 during the year ended December 31, 2006.

Net Income.  The increase in our net income was due an increase in sales and an improved gross margin offset by higher operating expenses.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements during the six months ended June 30, 2008 that have, or are reasonably likely to have, a current or future affect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our interests.

Liquidity and Capital Resources

Redistribution of capital

On November 30, 2007, we decided to increase own paid-in capital by $2,923,688 through a board meeting. The new capital was from retained earnings distributable to shareholders.

During the six months ended June 30, 2008, we used $1,120,685 in our operating activities. This use of cash was primarily due to an increase of $3,413,338 in due from shareholder, an increase in inventory of $1,831,539, and an increase in accounts receivable of $1,235,681, offset by net income of $1,393,690, an increase in accounts payable of $3,710,793.

We used $755,370 in investing activities during the six months ended June 30, 2008; of which $536,404 was for the increase in construction in process, and $245,122 was for the acquisition of property and equipment.

We received $701,259 in cash from financing activities during the six months ended June 30, 2008.  During the six months ended June 30, 2008, we received $1,004,376 from proceeds from issuance of short term loans, offset by repayments on advance from shareholder of $274,001.

At June 30, 2008, our accounts receivable balance was approximately $4.9 million, which was approximately 24% of our net revenues for the six months ended June 30, 2008.  The reason for the increase in our accounts receivable at June 30, 2008 as compared to December 31, 2007 is related directly to our increase in sales during the same period. Generally, our accounts receivable turnover approximates 45 to 60 days, and the increase in accounts receivable is proportional to the increase in sales for the period.

Our principal demands for liquidity are to increase capacity, inventory purchase, sales distribution, and general corporate purposes.  We anticipate that the amount of cash we have on hand as of the date of this report as well as the cash that we will generate from operations will satisfy these requirements.

We intend to meet our liquidity requirements, including capital expenditures related to the purchase of equipment, purchase of inventory, and the expansion of our business, through cash flow provided by operations and funds raised through cash investments.

The majority of our revenues and expenses were denominated primarily in RMB, the currency of the PRC.  There is no assurance that exchange rates between the RMB and the U.S. Dollar will remain stable. Inflation has not had a material impact on our business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

The following table sets forth certain information, as of September 3, 2008, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock.  Except as otherwise indicated, the address of each of the stockholders listed below is: c/o Deer Consumer Products, Inc. Area 2, 1/F, Building M-6, Central High-Tech Industrial Park, Nanshan, Shenzhen, China 518057.

Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of September 3, 2008, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options and warrants, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)

5% Stockholders:
Sino Unity Limited (2)	1,940,375	8.59%
True Olympic Limited (3)	1,805,000	7.99%
Great Scale Holdings Limited (4)	1,444,000	6.39%
New Million Holdings Limited (5)	1,444,000	6.39%
Tiger Castle Limited (6)	1,263,500	5.59%

Named Executive Officers
Mr. Ying He (7)	8,348,125	36.94%
Mr. Yuehua Xia	--	*
Man Wai James Chiu (8)	1,083,000	4.79%
All Directors and Named Executive Officers as a Group	9,431,125	41.73%

(1) Based on 22,600,000 shares of common stock issued and outstanding as of September 3, 2008.
(2) Sino Unity Limited is 100% owned by YuHai Deng, our Manager of Purchasing.
(3) True Olympic Limited is 100% owned by ZongZhu Nie, our Manager of Quality Control.

(4) Great Scale Holdings Limited is 100% owned by FaMin He, our Manager of Production.
(5) New Million Holdings Limited is 100% owned by BaoZhi Li, our Manager or Corporate Development.
(6) Tiger Castle Limited is 100% owned by JingWu Chen, our Manager of Corporate Development.
(7) Mr. Ying He, our Chairman, Chief Executive Officer & President, holds his shares through Achieve On Limited which is 100% owned by him.
(8) Mr. Man Wai James Chiu, our Chief Operating Officer, holds his shares through Sharp Champion Limited which is 100% owned by him.

* Less than one percent.

Executive Officers and Directors

The following persons became our executive officers and directors on September 3, 2008, upon effectiveness of the Share Exchange and hold the positions set forth opposite their respective names.

Name	Position	Age
Mr. Ying He	Chairman, & Chief Executive Officer	39
Mr. Yuehua Xia,	Chief Financial Officer	33
Mr. Man Wai James Chiu,	Chief Operating Officer & Director	46
Mrs. Yongmei Wang	Corporate Secretary	33

Our directors hold office for one-year terms or until their successors have been elected and qualified.

Biographies

Mr. Ying He, Chairman, Chief Executive Officer and President
Mr. He was appointed as our Chairman, Chief Executive Officer and President on September 3, 2008. Mr. He was one of the original founders of Winder in 2001. From June 2006, Mr. He has served as the Director of Winder. From July 2001 to August 2006, Mr. He served as the Chairman of Winder. Prior to that time from August 1999 to June 2001, Mr. He worked independently to establish the initial business plan for Winder including arrangements with future customers, suppliers, vendors, and site determination. Prior to that time from March 1996 to July 1999, Mr. He served as CEO of Dongguan Xin Dao Mould. From March 1993 to December 1995, Mr. He served as the Senior Manager of Hong Kong Dongjiang Group, Inc. Mr. He obtained his MBA degree from Zhongshan University in 2005.

Mr. Yuehua Xia, CFO
Mr. Xia was appointed as our Chief Financial Officer on September 3, 2008. Mr. Xia was appointed CFO of Winder and its subsidiary in November, 2006. From February 2004 to November 2006, Mr. Xia served as CFO of Shenzhen Zheng Jia Investment and Development Co., Ltd. From March 2002 to January 2004, Mr. Xia served as Finance Manager of ACT International Holding Ltd., (Shenzhen). From September 1996 to February 2002 Mr. Xia served as Vice Manager of Finance for Shengxiang Industrial Ltd., (Shenzhen). Mr. Xia obtained his Bachelor’s degree in Accounting from Zhongnan University of Finance & Economics in 1996.

Mr. Man Wai James Chiu, COO & Director
Mr. Chiu was appointed as our Chief Operations Officer and Director on September 3, 2008. Mr. Chiu was appointed COO of Winder and it subsidiary in May 2007. Prior to that time, from January 2001 to May 2007, Mr. Chiu served as the Sourcing Director for Hamilton Beach Proctor-Silex, Inc., in China. Mr. Chiu obtained his B.S. in Accounting & Economics from Hong Kong University, his MBA from Australia Charles Stuart University in 2001, and his Bachelor’s degree in Law from the University of London in 2006.

Mrs. Yongmei Wang, Corporate Secretary
Mrs. Wang was appointed as our Corporate Secretary on September 3, 2008. Mrs. Yongmei Wang joined Winder upon inception in 2001 as Assistant General Secretary. Mrs. Wang obtained her Bachelor’s degree in International Trade from Xian Foreign Language Institute in July 1995.

Employment Agreements

Neither the Company nor its subsidiaries have employment agreements with their respective officers.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal year ended December 31, 2007.

Name and Principal Position	Fiscal Year	Annual Salary	Bonus	Stock Awards	Option Awards	Total
		($)	($)	($)	($)	($)
Ying He (Chairman, CEO & President)	2007	24,660	0	0	0	24,660
Yuehua Xia (CFO)	2007	24,660	0	0	0	24,660
Man Wai James Chiu (COO& Director)	2007	15,600	0	0	0	15,600
Yongmei Wang (Secretary of the Board)	2007	12,168	0	0	0	12,168

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2007, there were no outstanding equity awards held by executive officers of our company.

Board Independence

Messrs. He and Chiu do not qualify as “independent” directors, as that term is defined by applicable listing standards of The NASDAQ Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.  As a requirement to listing the Company’s common stock on The NASDAQ Capital Market or other exchange, the Company intends to add independent directors.  The board’s composition (and that of its committees) will be subject to the corporate governance provisions of its primary trading market, including the requirement for appointment of independent directors in accordance with the Sarbanes-Oxley Act of 2002, and regulations adopted by the SEC and NASD pursuant thereto.

Director Compensation

We do not currently compensate our directors for acting as such, although we may do so in the future, including with cash and/or equity.  We reimburse our directors for reasonable expenses incurred in connection with their service as directors.  As of September 3, 2008, none of our directors received any compensation from us.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer, but have not done so to date.

Board Committees

Audit Committee

We intend to establish an audit committee of the board of directors, which will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K.  The audit committee’s duties would be to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles.  The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.  The audit committee would at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee

We intend to establish a compensation committee of the board of directors.  The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers.  The compensation committee would also administer our stock option plans and recommend and approve grants of stock options under such plans.

Stock Incentive Plans

We have currently no stock incentive plan adopted.  We intend to adopt a stock incentive plan in order to further the growth and general prosperity of the Company by enabling our employees, contractors and service providers to acquire our common stock, increasing their personal involvement in the Company and thereby enabling the Company to attract and retain its employees, contractors and service providers.

Certain Relationships and Related Transactions

There were no transactions with any related persons (as that term is defined in Item 404 in Regulation SK) since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved was in excess of $120,000 and in which any related person had a direct or indirect material interest.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Share Exchange Agreement, we issued an aggregate of 18,050,000 shares of common stock to nine non-U.S. persons (as contemplated by Rule 902 under the Securities Act of 1933).  The consideration for the issuance of these shares of common stock was the exchange by such nine non-U.S. persons of 100% of the share capital of Deer.  These issuances were exempt from registration requirements under Regulation S under the Securities Act of 1933, as amended.  The shares issued pursuant to Regulation S were issued in an “offshore transaction” as defined in, and pursuant to, Rule 902 under the Securities Act of 1933, on the basis that the purchaser was not offered the shares in the United States and did not execute or deliver any agreement in the United States.

Description of our Securities

The following description of our securities and provisions of our articles of incorporation and bylaws is only a summary.  We refer to the copies of our articles of incorporation and bylaws, copies of which have been incorporated by reference as exhibits to this Report on Form 8-K.  The following discussion is qualified in its entirety by reference to such exhibits.

Authorized Capital Stock

The total number of stock authorized that may be issued by us is 75,000,000 shares of common stock with a par value of $0.001 per share.  No other class of stock is authorized.

Capital Stock Issued and Outstanding

After giving effect to the Share Exchange and the Split-Off, our issued and outstanding securities, on a fully diluted basis, is as follows:

●	22,600,000 shares of common stock; approximately 79.87% of which shares will be held by the Deer shareholders and approximately 20.13% of which are held by the existing shareholders of the Company;

●	No shares of preferred stock;

●	No options to purchase any capital stock or securities convertible into capital stock; and

●	No warrants to purchase any capital stock or securities convertible into capital stock.

Description of Common Stock

The holders of common stock are entitled to one vote per share.  Our Articles of Incorporation do not provide for cumulative voting.  The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution.  The holders of common stock have no preemptive, subscription, redemption or conversion rights.

Market Price and Dividends

Deer is, and has always been a privately-held company and now is a wholly-owned subsidiary of the Company. There is not, and never has been, a public market for the securities of Deer. Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol TGEV.OTCBB, but there is currently no liquid trading market.

Dividends may be declared and paid out of legally available funds. Shares of one class or series of securities may not be issued as a share dividend to shareholders of another class or series unless approved by a majority of the shareholders.  We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future.  We currently intend to utilize all available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends.

Indemnification of Directors and Officers

Under Nevada law, a corporation may indemnify its directors, officers, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended.  In addition, a corporation may purchase or maintain insurance on behalf of its directors, officers, employees or agents for any liability incurred by him in such capacity, whether or not the corporation has the authority to indemnify such person.

Our By-Laws provide, among other things, that a director, officer, employee or agent of the corporation may be indemnified against expenses (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best of our interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

The effect of these provisions may be to eliminate the rights of us and our stockholders (through stockholder derivative suits on behalf of us) to recover monetary damages against a director, officer, employee or agent for breach of fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Anti-Takeover Effect of Certain By-Law Provisions

Certain provisions of our By-Laws are intended to strengthen the board of directors’ position in the event of a hostile takeover attempt.  These provisions have the following effects:

●	they provide that only business brought before an annual meeting by a stockholder who complies with the procedures set forth in the By-Laws may be transacted at an annual meeting of stockholders; and

●	they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

Market Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol TGEV.OTCBB, but there is currently no trading market.  We have notified the OTC bulletin board of our name change and will obtain a new symbol.  As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on The NASDAQ Stock Market although we cannot be certain that this application will be approved.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Island Stock Transfer, 100 Second Avenue South, Suite 705S, St. Petersburg, Florida 33701.  Our transfer agent’s telephone number is (727) 289-0010.

Item 4.01 Changes in Registrant’s Certifying Accountant

On September 3, 2008, we dismissed Dale Matheson Carr Hilton Labonte LLP (“DMCHL”) as our independent accountant.  DMCHL had previously been engaged as the principal accountant to audit our financial statements.  The reason for the dismissal of DMCHL is that, following the consummation of the Share Exchange on April 14. 2008, (i) the former stockholders of Deer own a significant amount of the outstanding shares of our common stock and (ii) our primary business became the business previously conducted by Deer.  The independent registered public accountant of Deer for US accounting purposes was the firm of Goldman Parks Kurland Mohidin-GPKM LLP ( (“GPKM”).  We believe that it is in our best interest to have GPKM continue to work with our business, and we therefore retained GPKM as our new principal independent registered accounting firm, effective as of September 3, 2008.  GPKM is located at 16133 Ventura Blvd., Suite 880, Encino, CA 91436.  The decision to change accountants was approved by our board of directors on September 3, 2008.

During our two most recent fiscal years and any subsequent interim period through to the date of our engagement of GPKM, neither we nor anyone on its behalf, has consulted with GPKM or any other auditor regarding any accounting or audit concerns, including, without limitation, those stated in Item 304(a)(2) of Regulation S-K.

The report of DMCHL on our financial statements for the period from July 8, 2006 (inception) through our fiscal year ended September 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.

From our inception through September 3, 2008, there were no disagreements with DMCHL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of DMCHL, would have caused it to make reference to the matter in connection with its reports.

From our inception through September 3, 2008, we did not consult GPKM regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K.

We have made the contents of this Current Report on Form 8-K available to DMCHL and requested it to furnish us a letter addressed to the SEC as to whether DMCHL agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information.  A copy of DMCHL’s letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01 Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Following the Share Exchange, on September 3, 2008, Mr. Ying He, the Chairman, Chief Executive Officer and President of Deer, was appointed as Chairman of our board of directors and Mr. Man Wai James Chiu, Chief Operating Officer of Deer, was appointed to our board of directors as of the closing on September 3, 2008.  Mr. Crescent Liu and Mr. Artiom Balykin resigned as our directors, effective as of the close of business on September 3, 2008.  As a result, Mr. He and Mr. Chiu became the sole members of our board of directors.

Following the Share Exchange, Mr. Liu resigned as President and Mr. Balykin resigned as Secretary and Treasurer of the Company and Mr. Ying He was appointed as Chairman, Chief Executive Officer and President, Mr. Yuehua Xia as Chief Financial Officer, Mr. Man Wai James Chiu as Chief Operating Officer and Mrs. Yongmei Wang as Corporate Secretary.

The biographies of each of the new directors and officers are set forth in the section entitled “Directors and Executive Officers” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

There are no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which Mr. Ying He, Mr. Yuehua Xia, Mr. Man Wai James Chiu and Mrs. Yongmei Wang had or will have a direct or indirect material interest, other than the ownership of shares of our common stock as a result of the share exchange transaction.  Such beneficial ownership is set forth in the table under the caption “Security Ownership of Certain Beneficial Owners and Management” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06 Change in Shell Company Status

On September 3, 2008, we consummated the transactions contemplated by the Share Exchange Agreement.  As a result of the consummation of the Share Exchange described in Items 1.01 and 2.01 of this Current Report on Form 8-K, we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired .  In accordance with Item 9.01(a), Deer’s audited financial statements for the fiscal years ended December 31, 2006 and 2007 and reviewed the financial statements for the six months ended June 30, 2008 & 2007 which are included in this filing.

(b) Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

Such pro forma financial statements are based on the historical financial statements of the Company and Deer after giving effect to the share exchange transaction.  In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements, Deer is considered the accounting acquirer.  The share exchange transaction was completed on September 3, 2008.  Because Deer’s owners as a group retained or received the larger portion of the voting rights in the combined entity and Deer’s senior management represents a majority of the senior management of the combined entity, Deer is considered the acquirer for accounting purposes and will account for the share exchange transaction as a reverse acquisition.  The acquisition will be accounted for as the recapitalization of Deer.  Our fiscal year will end on December 31.

The unaudited pro forma combined balance sheet presents the accounts of the Company and Deer as if the acquisition of Deer by the Company occurred on June 30, 2008.  The unaudited pro forma consolidated statements of operations present the accounts of the Company and Deer for the year ended September 30, 2007 and for the nine months ended June 30, 2008 as if the acquisition occurred on October 1, 2006.
Reclassifications have been made to historical financial statements to conform to our historical financial statement presentation.

The unaudited pro forma combined financial statements should be read in conjunction with “Management’s Discussion and Analysis of Plan of Operations” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, and the historical consolidated financial statements and accompanying notes of Deer.  The unaudited pro forma combined financial statements are not intended to represent or be indicative of our results of operations or financial condition that would have been reported had the share exchange transaction been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial condition of the Company.

(d) Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

2.1	Share Exchange Agreement and Plan of Reorganization by and between Deer International Group Limited and TAG Events Corp., dated September 3 , 2008.

2.2	Return to Treasury Agreement by and between the Company and Crescent Liu, dated August 26, 2008.

3.1	Articles of Incorporation (Incorporated herein by reference to Exhibit 3.1 to the Company’s Form SB-2 filed on February 8, 2007).

3.2	By-Laws (Incorporated herein by reference to Exhibit 3.2 to the Company’s Form SB-2 filed on February 8, 2007).

3.3	Articles of Exchange of Deer International Group Limited and TAG Events Corp. filed September 3, 2008.

3.4	Articles of Merger between Deer Consumer Products, Inc. and TAG Events Corp. amending the Articles of Incorporation filed with the Secretary of State of the State of Nevada on September 3, 2008.

16.1	Letter from Dale Matheson Carr Hilton Labonte LLP, dated September 3, 2008.

99.1
Combined balance sheets of Deer for the years ended December 31, 2007 and 2006 and the six months ended June 30, 2008 (unaudited) and the combined statements of income and other comprehensive income, and cash flows for the years ended December 31, 2007 and 2006 and the six months ended June 30, 2008 and 2007 (unaudited) and the consolidated statement of stockholder equity for the years ended December 31, 2007 and 2006 and the sic months ended June 30, 2008.

99.2	Unaudited pro forma combined financial statements of Tag Events, Corp., and Deer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEER CONSUMER PRODUCTS, INC

	By:	/s/ Ying He
Date: September 4, 2008		Name:	Ying He
		Title:	Chairman, Chief Executive Officer& President